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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):             December 15, 1998


                       TRANSAMERICAN REFINING CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                                      -----
                 (State or other jurisdiction of incorporation)


              33-85930                                      76-0229632
              --------                                      ----------
      (Commission File Number)                           (I.R.S. Employer
                                                        Identification No.)


                 1300 North Sam Houston Parkway East, Suite 320
                              Houston, Texas 77032
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (281) 986-8811
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 1.            CHANGES IN CONTROL OF REGISTRANT.

                   Not applicable.

ITEM 2.            ACQUISITION OR DISPOSITION OF ASSETS.

                   Prior to December 15, 1998, TransAmerican Refining Corporation, a Texas corporation ("TARC" or the "Company") owned a refinery located in the Gulf Coast region along the Mississippi River approximately 20 miles from New Orleans, Louisiana. As a result of the Transaction (described below), the Company no longer owns the refinery, but maintains a non-controlling equity interest in TCR Holding Corporation, a Delaware corporation ("TCR Holding"). TCR Holding owns a controlling interest in TransContinental Refining Corporation, a Delaware corporation ("TransContinental"), the corporation that owns the refinery. TransContinental intends to operate existing units and to complete construction of additional units.

                   The following Transaction was consummated on December 15, 1998 in order to provide additional capital for construction of the refinery. The Transaction included the following:

                   (i) The issuance by TARC of $150 million aggregate principal amount of its 15% Senior Secured Notes due 2003 (the "Notes") to certain purchasers (the "New Lenders");

                   (ii) the transfer by TARC to TCR Holding of substantially all of its assets (the "Refinery Assets") in exchange for (x) all of the capital stock of TCR Holding, which includes the following:

                               (a)  Class A Participating Preferred Stock,
                                    Series A and Class A Participating Preferred
                                    Stock, Series B (the "TCR Voting Preferred
                                    Stock"),

                               (b)  Class B junior non-voting participating
                                    preferred stock ("Class B Preferred Stock"),
                                    Class C junior non-voting participating
                                    preferred stock ("Class C Preferred Stock") and Class D junior non-voting participating preferred stock ("Class D Preferred Stock" and, together with the Class B Preferred Stock and the Class C Preferred Stock, the "TCR Repurchasable Preferred Stock"),

                               (c)  Class E junior non-voting participating
                                    preferred stock (the "TCR Non-Repurchasable
                                    Preferred Stock" and, together with the TCR
                                    Repurchasable Preferred Stock, the "TCR
                                    Non-Voting Preferred Stock"),

                               (d) Class A Voting Common Stock, Series A (the "TCR Voting Common Stock"), and

                               (e) Class B Non-Voting Common Stock (the "TCR Non-Voting Common Stock" and, together with the TCR Voting Common Stock, the "TCR Common Stock"),

                         and (y) the assumption of debt and other specified obligations of TARC (including the Notes, approximately $43.5 million in post-Transaction intercompany debt to TransAmerican Energy Corporation ("TEC") (the "TARC Working Capital Loan") and approximately $36 million in debt secured by certain tank storage and terminaling facilities (the "Tank Storage Debt")) other than (a) the debt issued pursuant to the Loan Agreement dated as of June 13, 1997, as amended, between TEC and TARC (the "TARC Intercompany Loan"), (b) TARC's Series A 16% Senior Subordinated Notes due 2003 (the "Series A Notes"), (c) TARC's Series C 16% Senior Subordinated Notes due 2003 (the "Series C Notes" and, together with the Series A Notes, the "TARC Subordinated Notes") and
                         (d) certain accounts payable and other liabilities;


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                   (iii) the transfer by TCR Holding to TransContinental of the
                         Refinery Assets as a capital contribution and the assumption by TransContinental of the debt and other obligations of TARC assumed by TCR Holding on the date of such transfer (including the Notes and the Tank Storage Debt) other than the TARC Working Capital Loan;

                   (iv) the acquisition from TARC by the New Lenders, certain holders (the "TEC Holders") of TEC's 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2003 (the "TEC Notes") and certain of the holders of the TARC Subordinated Notes (together with the TEC Holders, the "Purchasers") of TCR Repurchasable Preferred Stock representing 30.0% of the Residual Equity of TCR Holding and TCR Non-Repurchasable Preferred Stock representing 29.6% of the Residual Equity of TCR Holding. Affiliates of Trust Company of the West (the "TCW Affiliates") received the TCR Non-Voting Common Stock representing 5% of the Residual Equity of TCR Holding. Certain of the Purchasers acquired the TCR Voting Common Stock representing 0.4% of the Residual Equity and 59% of the voting power of TCR Holding. TARC retained the TCR Voting Preferred Stock representing 30.6% of the Residual Equity and 41% of the voting power of TCR Holding. The remaining 4.4% of the Residual Equity of TCR Holding, in the form of TCR Non-Repurchasable Preferred Stock, initially will be retained by TARC and is expected to be offered to holders of certain of TARC's outstanding common stock purchase warrants (the "TARC Warrants") in exchange for such TARC Warrants. "Residual Equity" means the interest of the indicated stockholders in the assets of TCR Holding upon a liquidation or winding up of TCR Holding, which interest is subject to the prior payment of the liquidation preference of the TCR Voting Preferred Stock and the TCR Non-Voting Preferred Stock;

                   (v) the grant by TARC of a security interest in the TCR Voting Preferred Stock to secure the TARC Intercompany Loan and the collateral assignment of such security interest by TEC to secure the TEC Notes, the grant by TCR Holding to TEC of a security interest in the common stock of TransContinental to secure the TARC Working Capital Loan, the collateral assignment of such security interest to secure the TEC Notes, and the provision in the TCR Voting Preferred Stock of the right of holders of such stock in certain circumstances to require TCR Holding to sell common stock of TransContinental held by TCR Holding, or any assets received on exchange or sale therefor, and apply the proceeds to reduce the liquidation preference and certain accrued but unpaid dividend amounts on the TCR Voting Preferred Stock; and

                   (vi) the purchase from TransContinental by the New Lenders of TransContinental's 6% Participating Preferred Stock ("TransContinental Preferred Stock").

                   As part of the Transaction, (i) the holders of TCR Holding capital stock entered into a stockholders agreement providing for the election of two nominees of TARC, two nominees of the TCW Affiliates and one nominee of an affiliate of one of the Purchasers as directors of TCR Holding and the election of two nominees of TARC and two nominees of the TCW Affiliates as directors of TransContinental, (ii) the stockholders of TransContinental entered into an agreement providing for the election of one nominee of the holders of the TransContinental Preferred Stock (which initially shall be a nominee of an affiliate of one of the Purchasers) and four nominees of TCR Holding as directors of TransContinental,
                   (iii) the holders of the TransContinental Preferred Stock would have the right to elect a majority of the directors of TransContinental if either of such stockholders agreements has been breached, is not being complied with or has been adjudicated to be unenforceable, (iv) TransAmerican Natural Gas Corporation ("TransAmerican"), as the sole stockholder of TEC, and TEC, as the sole stockholder of TARC, would agree to elect a representative of the TCW Affiliates as a director of TEC and of TARC, respectively, (v) TCR Holding and TransContinental would enter into registration rights agreements or otherwise provide for certain registration rights relating to their


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                   respective securities being issued to the New Lenders in the
                   Transaction, (vi) TCR Holding and TransContinental, respectively, would enter into services agreements with TransTexas Gas Corporation ("TransTexas") providing for certain services to be rendered to TCR Holding and TransContinental by TransTexas and (vii) TEC or one of its affiliates will be granted certain rights to repurchase shares of the TCR Repurchasable Preferred Stock (which would become voting stock upon exercise of such rights), which could result in TEC and its affiliates owning a majority of the capital stock of TCR Holding and being entitled to elect a majority of the directors of TCR Holding and, indirectly, TransContinental. Such repurchase rights would only be exercisable after the Notes, the TEC Notes and the TARC Subordinated Notes have been fully repaid and certain financial performance tests have been met. In addition, TARC would have the right to repurchase the shares of TCR Non-Voting Common Stock issued to the TCW Affiliates pursuant to the Transaction for $5 million at any time during the two-year period commencing with the Issue Date (as defined); provided, however, that if the TCR Voting Preferred Stock remains outstanding after July 31, 1999, TARC will have the option to repurchase such stock at a nominal cost.

                   All of the above transactions, as well as other agreements and transactions necessary to facilitate or related to the foregoing, are referred to as the "Transaction."

ITEM 3.            BANKRUPTCY OR RECEIVERSHIP.

                   Not applicable.

ITEM 4.            CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                   Not applicable.

ITEM 5.            OTHER EVENTS.

                   Not applicable.

ITEM 6.            RESIGNATIONS OF REGISTRANT'S DIRECTORS.

                   Not applicable.

ITEM 7.            FINANCIAL STATEMENTS AND EXHIBITS.

                   (a)   Financial statements of businesses acquired:

                         Not applicable.

                   (b)   Pro forma financial information:

                         Pro forma financial information was filed as part of the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1998, and is incorporated herein by reference.

                   (c)   Exhibits:

                         2.1 --     Securities Purchase Agreement dated
                                    December 15, 1998 by and among TARC, TCR
                                    Holding, TransContinental and the purchasers named therein.


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                         2.2 --     Asset Transfer Agreement dated December 15,
                                    1998 between TARC and TCR Holding.

                         2.3 -- Asset Transfer Agreement dated December 15, 1998 between TCR Holding and
                                    TransContinental.

                        99.1 -- Pro Forma Condensed Financial Information of TARC (filed as part of TARC's Quarterly Report on Form 10-Q for the quarter ended October 31, 1998, and incorporated herein by reference).

ITEM 8.            CHANGE IN FISCAL YEAR.

                   Not applicable.

ITEM 9.            SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

                   Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TRANSAMERICAN REFINING CORPORATION


                              By: /s/ ED DONAHUE
                                 --------------------------------
                              Name:  Ed Donahue
                              Title: Vice President


Dated: December 30, 1998







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                                 EXHIBIT INDEX


Exhibit
  No.                              Description
-------                            -----------
 2.1 --  Securities Purchase Agreement dated December 15, 1998 by and among
         TARC, TCR Holding, TransContinental and the purchasers named therein.

 2.2 --  Asset Transfer Agreement dated December 15, 1998 between TARC and TCR
         Holding.

 2.3 -- Asset Transfer Agreement dated December 15, 1998 between TCR Holding and TransContinental.

99.1 --  Pro Forma Condensed Financial Information of TARC (filed as part of
         TARC's Quarterly Report on Form 10-Q for the quarter ended
         October 31, 1998, and incorporated herein by reference).

